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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 4, 2000, on the consolidated financial statement of Fintube Limited Partnership for the year ended December 31, 1999 included in Lone Star Technologies, Inc.'s Form 8-K, as amended, dated June 1, 2000 and to all references to our firm included in this registration statement.


                                       /s/ Arthur Andersen LLP


Tulsa, Oklahoma
July 10, 2000